EXHIBIT 99.1

FOR IMMEDIATE RELEASE

DUFF & PHELPS REPORTS
2011 THIRD QUARTER RESULTS,
AND DECLARES QUARTERLY DIVIDEND

HIGHLIGHTS:

•
Quarterly revenues of $94.4 million including reimbursable expenses (representing a $7.6 million or 8.7% increase over the corresponding prior year quarter) and $92.0 million excluding reimbursable expenses (representing a $7.6 million or 9.0% increase over the corresponding prior year quarter)

•	Adjusted EBITDA(1) of $15.4 million, representing a 16.7% margin and a $3.2 million or 26.0% increase over the corresponding prior year quarter

•	Adjusted Pro Forma Net Income(1) of $0.20 per share, representing a $0.05 or 33.3% increase over the corresponding prior year quarter

•
Acquired MCR, an independent provider of insolvency, turnaround and restructuring services based in the United Kingdom, comprising 123 client service professionals, including 19 partners and directors (effective October 31, 2011). MCR generated £21.1 million or $33.9 million of revenues excluding reimbursable expenses for its fiscal year ended June 30, 2011

•
Repurchased 989,801 shares of Class A common stock during the quarter for an aggregate purchase price of $10.3 million or $10.39 per share, and 1,947,342 shares year-to-date through October 31, 2011 for $22.9 million or $11.76 per share, as part of our publicly announced program

•	Amended senior secured revolving credit facility to provide for a $75.0 million five-year facility (effective October 13, 2011)

•	Declares a quarterly dividend of $0.08 per share of Class A common stock

NEW YORK—November 1, 2011—Duff & Phelps Corporation (NYSE: DUF), a leading independent financial advisory and investment banking firm, today announced its third quarter 2011 financial results and declared a quarterly dividend.

Results
For the quarter ended September 30, 2011, revenues excluding reimbursable expenses increased $7.6 million or 9.0% to $92.0 million, compared to $84.4 million for the corresponding prior year quarter. Adjusted EBITDA(1) for the quarter was $15.4 million, representing 16.7% of revenues excluding reimbursable expenses, compared to $12.2 million for the corresponding prior year quarter, representing 14.5% of revenues excluding reimbursable expenses. Adjusted EBITDA(1) excludes a $3.1 million restructuring charge incurred during the current period quarter related to office consolidations of underutilized space and workforce reductions of non-client service professionals. Net income attributable to Duff & Phelps Corporation was $4.0 million, or $0.14 per share of Class A common stock on a fully diluted basis, compared to $4.1 million, or $0.15 per share for the corresponding prior year quarter. Adjusted Pro Forma Net Income(1) was $7.4 million, or $0.20 per share on a fully exchanged, fully diluted basis, compared to $5.7 million, or $0.15 per share, for the corresponding prior year quarter. Adjusted Pro Forma Net Income(1) excludes a $0.04 per share restructuring charge incurred during the current period quarter related to office consolidations of underutilized space and workforce reductions of non-client service professionals.

For the nine months ended September 30, 2011, revenues excluding reimbursable expenses increased $2.6 million or 1.0% to $265.0 million, compared to $262.3 million for the corresponding prior year period. Adjusted EBITDA(1) for the period was $40.5 million, representing 15.3% of revenues excluding reimbursable expenses, compared to $42.4 million for the corresponding prior year period, representing 16.1% of revenues excluding reimbursable expenses. Adjusted EBITDA(1) excludes a $4.0 million restructuring charge incurred during the nine months ended September 30, 2011 related to office consolidations of underutilized space. Net income attributable to Duff & Phelps Corporation was $11.6 million, or $0.40 per share of Class A common stock on a fully diluted basis, compared to $10.9 million, or $0.40 for the corresponding prior year period. Adjusted Pro Forma Net Income(1) was $19.3 million, or $0.50 per share on a fully exchanged, fully diluted basis, compared to $20.2 million, or $0.52 per share, for the corresponding prior year period. Adjusted Pro Forma Net Income(1) excludes a $0.05 per share restructuring charge incurred during the nine months ended September 30, 2011 related to office consolidations of underutilized space and workforce reductions of non-client service professionals.

“We are pleased with the performance and momentum we are seeing in the business which we anticipate will continue and result in a strong Q4,” said Noah Gottdiener, chief executive officer. “Additionally, I am thrilled about the acquisition of MCR, which we announced yesterday, and the opportunity to capitalize on synergies throughout existing parts of the business.”
__________

(1)	Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per share are non-GAAP financial measures. See definitions and disclosures herein.

Declaration of Quarterly Dividend
The Company also announced today that its board of directors has declared a quarterly dividend of $0.08 per share on its outstanding Class A common stock. The dividend is payable on December 2, 2011 to shareholders of record on November 22, 2011. Concurrent with the payment of the dividend, the Company will also be distributing $0.08 per unit to holders of New Class A Units.

Earnings Call Webcast
As previously announced, Duff & Phelps will host a conference call today, November 1, 2011, at 8:30 a.m. EDT to discuss the Company's financial results. Interested parties can access the webcast for this call through http://ir.duffandphelps.com/.

About Duff & Phelps
As a leading global provider of financial advisory and investment banking services, Duff & Phelps balances analytical skills, deep market insight and independence to help clients make sound decisions. The firm provides expertise in the areas of valuation, transactions, financial restructuring, alternative assets, disputes and taxation, with more than 1,000 employees serving clients from offices in North America, Europe and Asia. Investment banking services in the United States are provided by Duff & Phelps Securities, LLC. Member FINRA/SIPC. Investment banking services in the United Kingdom and Germany are provided by Duff & Phelps Securities Ltd. Duff & Phelps Securities Ltd. is authorized and regulated by the Financial Services Authority. Investment banking services in France are provided by Duff & Phelps SAS. For more information, visit www.duffandphelps.com. (NYSE: DUF)

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Pro Forma Net Income, and Adjusted Pro Forma Net Income per share are non-GAAP financial measures. We believe that Adjusted EBITDA provides a relevant and useful alternative measure of our ongoing profitability and performance, when viewed in conjunction with GAAP measures, as it adjusts net income or loss attributable to Duff & Phelps Corporation for (a) net income or loss attributable to noncontrolling interest, (b) provision for income taxes, (c) interest expense and depreciation and amortization (a significant portion of which relates to debt and capital investments that have been incurred as the result of acquisitions and investments in stand-alone infrastructure which we do not expect to incur at the same levels in the future), (d) equity-based compensation associated with the Legacy Units of D&P Acquisitions, a significant portion of which is due to certain onetime grants associated with acquisitions prior to our IPO, and options to purchase shares of the Company's Class A common stock granted in connection with the IPO, (e) restructuring charges, impairment charges, acquisition retention expenses and other merger and acquisition costs, which are generally non-recurring in nature or are related to deferred payments associated with prior acquisitions, and (f) costs incurred from the realignment of our senior management which are generally non-recurring in nature and primarily include cash severance and charges from the accounting impact of the acceleration of vesting of restricted stock awards.

Given the level of acquisition activity during the period prior to our IPO, and related capital investments and one time equity grants associated with acquisitions during the period (which we do not expect to incur at the same levels post IPO) and the IPO, and our belief that, as a professional services organization, our operations are not capital intensive on an ongoing basis, we believe the Adjusted EBITDA measure, in addition to GAAP financial measures, provides a relevant and useful benchmark for investors, in order to assess our financial performance and comparability to other companies in our industry. The Adjusted EBITDA measure is utilized by our senior management to evaluate our overall performance and operating expense characteristics and to compare our performance to that of certain of our competitors. In addition, a measure similar to Adjusted EBITDA is a key measure that determines compliance with certain financial covenants under our credit facility. Management compensates for the inherent limitations associated with using the Adjusted EBITDA measure through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income or loss. Furthermore, management also reviews GAAP measures, and evaluates individual measures that are not included in Adjusted EBITDA such as our level of capital expenditures, equity issuance and interest expense, among other measures.

Adjusted EBITDA, as defined by the Company and reconciled below, as applicable, consists of net income or loss attributable to Duff & Phelps Corporation before (a) net income or loss attributable to the noncontrolling interest, (b) provision for income taxes, (c) other expense/(income), net, (d) depreciation and amortization, (e) charges from impairment of intangible assets, (f) equity-based compensation associated with Legacy Units and IPO Options included in both compensation and benefits and in selling, general and administrative expenses, (g) cash severance and equity-compensation expense from the acceleration of vesting of restricted stock awards due to the realignment of our senior management, (h) acquisition retention expenses, (i) restructuring charges and (j) merger and acquisition costs:

Reconciliation of Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net income attributable to Duff & Phelps Corporation	$4,032	$4,109	$11,569	$10,889
Net income attributable to noncontrolling interest	2,404	3,088	7,005	8,494
Provision for income taxes	2,655	2,010	8,275	8,166
Other expense/(income), net	26	(6)	112	317
Depreciation and amortization	2,878	2,567	7,934	7,410
Equity-based compensation associated with Legacy Units and IPO Options	(232)	391	241	2,968
Acquisition retention expenses	221	—	600	—
Restructuring charges	3,091	—	3,995	—
Merger and acquisition costs	335	76	801	397
Charge from realignment of senior management	—	—	—	3,040
Charge from impairment of certain intangible assets	—	—	—	674
Adjusted EBITDA	$15,410	$12,235	$40,532	$42,355

Adjusted Pro Forma Net Income, as defined by Duff & Phelps and reconciled below, as applicable, consists of net income or loss attributable to Duff & Phelps Corporation before (a) net income or loss attributable to the noncontrolling interest, (b) a non-recurring charge from the repayment and subsequent termination of our former credit agreement, (c) equity-based compensation associated with Legacy Units and IPO Options included in both compensation and benefits and in selling, general and administrative expenses, (d) acquisition retention expenses, (e) cash severance and equity-compensation expense from the acceleration of vesting of restricted stock awards due to the realignment of our senior management, (f) restructuring charges, (g) merger and acquisition costs, and less (h) pro forma corporate income tax applied at an assumed rate as specified in the applicable footnote (such assumed pro forma corporate income tax rate may fluctuate between periods and may include true-ups relating to prior periods, based on management estimates and judgments). Adjusted Pro Forma Net Income per share, as defined by Duff & Phelps, consists of Adjusted Pro Forma Net Income divided by the weighted average number of the Company's Class A and Class B shares for the applicable period, giving effect to the dilutive impact, if any, of stock options and restricted stock awards and units and performance-vesting restricted stock awards and units issued in connection with the Company's ongoing long-term compensation program (“Ongoing RSAs”).

Reconciliation of Adjusted Pro Forma Net Income

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net income attributable to Duff & Phelps Corporation	$4,032	$4,109	$11,569	$10,889
Net income attributable to noncontrolling interest(a)	2,404	3,088	7,005	8,494
Equity-based compensation associated with Legacy Units and IPO Options(b)	(232)	391	241	2,968
Acquisition retention expenses(c)	221	—	600	—
Restructuring charges(d)	3,091	—	3,995	—
Merger and acquisition costs(d)	335	76	801	397
Charge from realignment of senior management(d)	—	—	—	3,040
Adjustment to provision for income taxes(e)	(2,402)	(1,967)	(4,914)	(5,606)
Adjusted Pro Forma Net Income, as defined	$7,449	$5,697	$19,297	$20,182

Fully diluted weighted average shares of Class A common stock	27,060	24,954	27,834	25,741
Weighted average New Class A Units outstanding	10,813	12,903	10,962	12,932
Pro forma fully exchanged, fully diluted shares outstanding(f)	37,873	37,857	38,796	38,673

Adjusted Pro Forma Net Income per fully exchanged, fully diluted share outstanding	$0.20	$0.15	$0.50	$0.52

_________________________

(a)
Represents elimination of the noncontrolling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(b)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.

(c)
Represents elimination of acquisition retention expenses which resulted from expense incurred from certain restricted stock awards that were granted in conjunction with the closing of certain of our acquisitions.

(d)	Represents elimination of the following: restructuring charges, merger and acquisition costs or the charge incurred from the realignment of senior management.

(e)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 40.6% and 40.6% for the full year, respectively, as applied to the nine months ended September 30, 2011, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. For the three months ended September 30, 2011 and 2010, the pro forma tax rates of 40.4% and 41.1% reflect a true-up adjustment, if any, relating to the six months ended June 30, 2011 and 2010, respectively. Assumes (i) full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company, (ii) the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at prevailing corporate rates and (iii) all deferred tax assets related to foreign operations are fully realizable.

(f)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding, excluding Ongoing RSAs, and the dilutive effect of Ongoing RSAs. The Company believes that IPO Options would not be considered dilutive when applying the treasury method.

Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per share are non-GAAP financial measures which are not prepared in accordance with, and should not be considered alternatives to measurements required by GAAP, such as operating income, net income or loss, net income or loss per share, cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, it should be noted that companies calculate Adjusted EBITDA and Adjusted Pro Forma Net Income differently and, therefore, Adjusted EBITDA and Adjusted Pro Forma Net Income as presented for us may not be comparable to Adjusted EBITDA and Adjusted Pro Forma Net Income reported by other companies.

Disclosure Regarding Forward-Looking Statements
Statements in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which reflect the Company's current views with respect to, among other things, future events and financial performance. The Company generally identifies forward looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this discussion are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors section that are included in our Annual Report on Form 10-K for the year ended December 31, 2010 and any subsequent filings of our Quarterly Reports on Form 10-Q. The forward-looking statements included in this press release are made only as of the date this press release was issued. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor Relations
Marty Dauer, +1-212-871-7700
investor.relations@duffandphelps.com

Media Relations
Alex Wolfe, +1-212-871-9087
alex.wolfe@duffandphelps.com

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenues	$92,028	$84,427	$264,960	$262,333
Reimbursable expenses	2,395	2,403	7,361	7,163
Total revenues	94,423	86,830	272,321	269,496

Direct client service costs
Compensation and benefits (includes $4,316 and $3,430 of equity-based compensation for the three months ended September 30, 2011 and 2010, respectively, and $13,381 and $11,362 for the nine months ended September 30, 2011 and 2010, respectively)	50,705	48,369	146,672	147,382
Other direct client service costs	2,050	1,342	4,959	5,211
Acquisition retention expenses (includes $221 and $600 of equity-based compensation for the three and nine months ended September 30, 2011, respectively)	221	—	600	—
Reimbursable expenses	2,415	2,330	7,484	7,223
	55,391	52,041	159,715	159,816
Operating expenses
Selling, general and administrative (includes $819 and $1,004 of equity-based compensation for the three months ended September 30, 2011 and 2010, respectively, and $3,111 and $4,462 for the nine months ended September 30, 2011 and 2010, respectively)	23,611	22,945	72,915	73,333
Depreciation and amortization	2,878	2,567	7,934	7,410
Restructuring charges	3,091	—	3,995	—
Merger and acquisition costs	335	76	801	397
Charge from impairment of certain intangible assets	—	—	—	674
	29,915	25,588	85,645	81,814

Operating income	9,117	9,201	26,961	27,866

Other expense/(income), net
Interest income	(14)	(29)	(69)	(106)
Interest expense	30	66	178	234
Other expense/(income)	10	(43)	3	189
	26	(6)	112	317

Income before income taxes	9,091	9,207	26,849	27,549
Provision for income taxes	2,655	2,010	8,275	8,166
Net income	6,436	7,197	18,574	19,383
Less: Net income attributable to noncontrolling interest	2,404	3,088	7,005	8,494
Net income attributable to Duff & Phelps Corporation	$4,032	$4,109	$11,569	$10,889

Weighted average shares of Class A common stock outstanding
Basic	26,945	24,873	27,050	24,972
Diluted	27,060	24,954	27,834	25,741

Net income per share attributable to stockholders of Class A common stock of Duff & Phelps Corporation
Basic	$0.14	$0.15	$0.41	$0.41
Diluted	$0.14	$0.15	$0.40	$0.40

Cash dividends declared per common share	$0.08	$0.06	$0.24	$0.17

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
QUARTERLY REVENUES BY SEGMENT
(In thousands)
(Unaudited)

	2010					2011				Variance Q3 2011 vs Q3 2010		Variance YTD 2011 vs YTD 2010
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total	Dollar	Percent	Dollar	Percent
Financial Advisory
Valuation Advisory	$38,178	$35,712	$34,013	$38,992	$146,895	$37,614	$32,604	$33,887	$104,105	$(126)	(0.4)%	$(3,798)	(3.5)%
Tax Services	9,447	12,089	11,157	10,631	43,324	7,547	15,128	9,572	32,247	(1,585)	(14.2)%	(446)	(1.4)%
Dispute & Legal Management Consulting	9,415	9,316	10,571	11,760	41,062	13,436	13,005	18,319	44,760	7,748	73.3%	15,458	52.8%
	57,040	57,117	55,741	61,383	231,281	58,597	60,737	61,778	181,112	6,037	10.8%	11,214	6.6%

Alternative Asset Advisory
Portfolio Valuation	5,482	4,642	4,455	5,216	19,795	6,519	6,220	6,730	19,469	2,275	51.1%	4,890	33.5%
Complex Asset Solutions	4,126	3,355	2,481	3,512	13,474	5,321	4,125	3,998	13,444	1,517	61.1%	3,482	35.0%
Due Diligence	2,170	2,439	3,072	3,085	10,766	1,645	4,070	2,643	8,358	(429)	(14.0)%	677	8.8%
	11,778	10,436	10,008	11,813	44,035	13,485	14,415	13,371	41,271	3,363	33.6%	9,049	28.1%

Investment Banking
M&A Advisory	3,682	3,144	4,604	11,289	22,719	1,450	1,853	5,741	9,044	1,137	24.7%	(2,386)	(20.9)%
Transaction Opinions	6,823	6,041	6,711	9,328	28,903	8,231	7,266	7,466	22,963	755	11.3%	3,388	17.3%
Global Restructuring Advisory	9,841	12,004	7,363	9,400	38,608	3,283	3,615	3,672	10,570	(3,691)	(50.1)%	(18,638)	(63.8)%
	20,346	21,189	18,678	30,017	90,230	12,964	12,734	16,879	42,577	(1,799)	(9.6)%	(17,636)	(29.3)%

Total Revenues	$89,164	$88,742	$84,427	$103,213	$365,546	$85,046	$87,886	$92,028	$264,960	$7,601	9.0%	$2,627	1.0%

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(In thousands, except headcount data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Financial Advisory
Revenues (excluding reimbursables)	$61,778	$55,741	$181,112	$169,898
Segment operating income	$10,995	$6,568	$30,364	$22,205
Segment operating income margin	17.8%	11.8%	16.8%	13.1%

Alternative Asset Advisory
Revenues (excluding reimbursables)	$13,371	$10,008	$41,271	$32,222
Segment operating income	$2,821	$1,929	$9,345	$6,438
Segment operating income margin	21.1%	19.3%	22.6%	20.0%

Investment Banking
Revenues (excluding reimbursables)	$16,879	$18,678	$42,577	$60,213
Segment operating income	$1,614	$3,665	$946	$13,772
Segment operating income margin	9.6%	19.6%	2.2%	22.9%

Total
Revenues (excluding reimbursables)	$92,028	$84,427	$264,960	$262,333

Segment operating income	$15,430	$12,162	$40,655	$42,415
Net client reimbursable expenses	(20)	73	(123)	(60)
Equity-based compensation from Legacy Units and IPO Options	232	(391)	(241)	(2,968)
Depreciation and amortization	(2,878)	(2,567)	(7,934)	(7,410)
Acquisition retention expenses	(221)	—	(600)	—
Restructuring charges	(3,091)	—	(3,995)	—
Merger and acquisition costs	(335)	(76)	(801)	(397)
Charge from realignment of senior management	—	—	—	(3,040)
Charge from impairment of certain intangible assets	—	—	—	(674)
Operating income	$9,117	$9,201	$26,961	$27,866

Average Client Service Professionals
Financial Advisory	576	574	572	604
Alternative Asset Advisory	98	79	93	85
Investment Banking	147	124	136	128
Total	821	777	801	817

End of Period Client Service Professionals
Financial Advisory	580	583	580	583
Alternative Asset Advisory	100	78	100	78
Investment Banking	149	128	149	128
Total	829	789	829	789

Revenue per Client Service Professional
Financial Advisory	$107	$97	$317	$281
Alternative Asset Advisory	$136	$127	$444	$379
Investment Banking	$115	$151	$313	$470
Total	$112	$109	$331	$321

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT - CONTINUED
(In thousands, except utilization, rate-per-hour and headcount data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Utilization(1)
Financial Advisory	71.2%	65.9%	71.3%	64.6%
Alternative Asset Advisory	58.6%	63.3%	60.6%	59.9%

Rate-Per-Hour(2)
Financial Advisory	$338	$344	$338	$343
Alternative Asset Advisory	$501	$478	$515	$485

Revenues (excluding reimbursables)
Financial Advisory	$61,778	$55,741	$181,112	$169,898
Alternative Asset Advisory	13,371	10,008	41,271	32,222
Investment Banking	16,879	18,678	42,577	60,213
Total	$92,028	$84,427	$264,960	$262,333

Average Managing Directors
Financial Advisory	91	97	92	97
Alternative Asset Advisory	25	24	25	24
Investment Banking	48	40	43	41
Total	164	161	160	162

End of Period Managing Directors
Financial Advisory	90	95	90	95
Alternative Asset Advisory	25	23	25	23
Investment Banking	50	40	50	40
Total	165	158	165	158

Revenue per Managing Director
Financial Advisory	$679	$575	$1,969	$1,752
Alternative Asset Advisory	$535	$417	$1,651	$1,343
Investment Banking	$352	$467	$990	$1,469
Total	$561	$524	$1,656	$1,619
_____________________

(1)
The utilization rate for any given period is calculated by dividing the number of hours incurred by client service professionals who worked on client assignments (including internal projects for the Company) during the period by the total available working hours for all of such client service professionals during the same period, assuming a 40 hour work week, less paid holidays and vacation days. Utilization excludes client service professionals associated with certain property tax services due to the nature of the work performed and client service professionals from certain acquisitions prior to their transition to the Company's financial system.

(2)
Average billing rate-per-hour is calculated by dividing revenues for the period by the number of hours worked on client assignments (including internal projects for the Company) during the same period. Financial Advisory revenues used to calculate rate-per-hour exclude revenues associated with certain property tax engagements. The average billing rate excludes certain hours from our acquisitions prior to their transition to the Company's financial system.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
SUMMARY OF CLIENT SERVICE PROFESSIONALS
(Unaudited)

	2010					2011
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
Average Client Service Professionals
Financial Advisory	640	594	574	572	596	574	562	576	572
Alternative Asset Advisory	92	85	79	78	83	87	94	98	93
Investment Banking	131	127	124	129	128	129	128	147	136
	863	806	777	779	807	790	784	821	801

End of Period Client Service Professionals
Financial Advisory	614	576	583	572		571	552	580
Alternative Asset Advisory	88	81	78	85		90	97	100
Investment Banking	128	125	128	128		127	131	149
	830	782	789	785		788	780	829

	2010					2011
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
Average Managing Directors
Financial Advisory	98	97	97	94	96	94	93	91	92
Alternative Asset Advisory	25	25	24	24	24	26	25	25	25
Investment Banking	40	41	40	39	40	39	41	48	43
	163	163	161	157	160	159	159	164	160

End of Period Managing Directors
Financial Advisory	94	99	95	93		94	91	90
Alternative Asset Advisory	25	24	23	26		26	25	25
Investment Banking	39	40	40	38		39	43	50
	158	163	158	157		159	159	165

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$77,594	$113,328
Accounts receivable (net of allowance for doubtful accounts of $1,745 and $1,347 at September 30, 2011 and December 31, 2010, respectively)	63,760	60,358
Unbilled services	38,462	23,101
Prepaid expenses and other current assets	6,716	7,479
Net deferred income taxes, current	2,467	2,555
Total current assets	188,999	206,821

Property and equipment (net of accumulated depreciation of $30,969 and $26,375 at September 30, 2011 and December 31, 2010, respectively)	32,276	29,250
Goodwill	146,650	139,170
Intangible assets (net of accumulated amortization of $23,959 and $20,656 at September 30, 2011 and December 31, 2010, respectively)	29,112	30,407
Other assets	4,360	2,638
Investments related to deferred compensation plan	22,598	23,151
Net deferred income taxes, non-current	113,087	116,789
Total non-current assets	348,083	341,405
Total assets	$537,082	$548,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,470	$2,397
Accrued expenses	8,463	11,254
Accrued compensation and benefits	20,641	39,875
Liability related to deferred compensation plan, current portion	503	1,314
Deferred revenues	4,424	2,427
Other current liabilities	—	430
Due to noncontrolling unitholders, current portion	5,642	5,640
Total current liabilities	42,143	63,337

Liability related to deferred compensation plan, less current portion	21,851	21,764
Other long-term liabilities	19,714	16,676
Due to noncontrolling unitholders, less current portion	106,008	103,885
Total non-current liabilities	147,573	142,325
Total liabilities	189,716	205,662

Commitments and contingencies

Stockholders' equity
Preferred stock (50,000 shares authorized; zero issued and outstanding)	—	—
Class A common stock, par value $0.01 per share (100,000 shares authorized; 30,546 and 30,166 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively)	305	302
Class B common stock, par value $0.0001 per share (50,000 shares authorized; 10,811 and 11,151 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively)	1	1
Additional paid-in capital	234,185	232,644
Accumulated other comprehensive income	1,130	1,400
Retained earnings	21,053	16,923
Total stockholders' equity of Duff & Phelps Corporation	256,674	251,270
Noncontrolling interest	90,692	91,294
Total stockholders' equity	347,366	342,564
Total liabilities and stockholders' equity	$537,082	$548,226

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2011	September 30, 2010

Cash flows from operating activities:
Net income	$18,574	$19,383
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation and amortization	7,934	7,410
Equity-based compensation	17,092	15,824
Bad debt expense	1,920	1,141
Net deferred income taxes	5,919	4,741
Other	2,448	104
Changes in assets and liabilities providing/(using) cash:
Accounts receivable	(5,236)	4,765
Unbilled services	(15,416)	(4,544)
Prepaid expenses and other current assets	1,777	(31)
Other assets	2,453	(597)
Accounts payable and accrued expenses	(4,674)	(3,506)
Accrued compensation and benefits	(18,201)	(14,507)
Deferred revenues	1,994	(113)
Other liabilities	(1,172)	395
Net cash provided by/(used in) operating activities	15,412	30,465

Cash flows from investing activities:
Purchases of property and equipment	(6,410)	(4,998)
Business acquisitions, net of cash acquired	(5,891)	(11,807)
Purchases of investments	(3,500)	(3,175)
Net cash used in investing activities	(15,801)	(19,980)

Cash flows from financing activities:
Repurchases of Class A common stock	(24,114)	(8,608)
Dividends	(7,502)	(5,480)
Distributions and other payments to noncontrolling unitholders	(4,306)	(4,828)
Proceeds from exercises of IPO Options	267	82
Other	—	(3)
Net cash used in financing activities	(35,655)	(18,837)

Effect of exchange rate on cash and cash equivalents	310	(161)

Net decrease in cash and cash equivalents	(35,734)	(8,513)
Cash and cash equivalents at beginning of period	113,328	107,311
Cash and cash equivalents at end of period	$77,594	$98,798

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2011
	As Reported	Adjustments		Adjusted Pro Forma
Revenues	$92,028	$—		$92,028
Reimbursable expenses	2,395	—		2,395
Total revenues	94,423	—		94,423

Direct client service costs
Compensation and benefits	50,705	419	(a)	51,124
Other direct client service costs	2,050	—		2,050
Acquisition retention expenses	221	(221)	(b)	—
Reimbursable expenses	2,415	—		2,415
	55,391	198		55,589
Operating expenses
Selling, general and administrative	23,611	(187)	(a)	23,424
Depreciation and amortization	2,878	—		2,878
Restructuring charges	3,091	(3,091)	(c)	—
Merger and acquisition costs	335	(335)	(c)	—
	29,915	(3,613)		26,302

Operating income	9,117	3,415		12,532

Other expense/(income), net
Interest income	(14)	—		(14)
Interest expense	30	—		30
Other expense/(income)	10	—		10
	26	—		26

Income before income taxes	9,091	3,415		12,506
Provision for income taxes	2,655	2,402	(d)	5,057
Net income	6,436	1,013		7,449
Less: Net income attributable to noncontrolling interest	2,404	(2,404)	(e)	—
Net income attributable to Duff & Phelps Corporation	$4,032	$3,417		$7,449

Pro forma fully exchanged, fully diluted shares outstanding			(f)	37,873

Adjusted Pro Forma Net Income per fully exchanged, fully diluted shares outstanding				$0.20
_______________________

(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.

(b)
Represents elimination of acquisition retention expenses which resulted from expense incurred from certain restricted stock awards that were granted in conjunction with the closing of certain acquisitions.

(c)	Represents elimination of restructuring charges or merger and acquisitions costs, respectively.

(d)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 40.6% for the full year, as applied to the three months ended September 30, 2011, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. For the three months ended September 30, 2011, the pro forma tax rate of 40.4% reflects a true-up adjustment, if any, relating to the six months ended June 30, 2011. Assumes (i) full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company, (ii) the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at prevailing corporate rates and (iii) all deferred tax assets related to foreign operations are fully realizable.

(e)
Represents elimination of the noncontrolling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(f)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding, excluding Ongoing RSAs, and the dilutive effect of Ongoing RSAs. The Company believes that IPO Options would not be considered dilutive when applying the treasury method.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2010
	As Reported	Adjustments		Adjusted Pro Forma
Revenues	$84,427	$—		$84,427
Reimbursable expenses	2,403	—		2,403
Total revenues	86,830	—		86,830

Direct client service costs
Compensation and benefits	48,369	84	(a)	48,453
Other direct client service costs	1,342	—		1,342
Reimbursable expenses	2,330	—		2,330
	52,041	84		52,125

Operating expenses
Selling, general and administrative	22,945	(475)	(a)	22,470
Depreciation and amortization	2,567	—		2,567
Merger and acquisition costs	76	(76)	(b)	—
	25,588	(551)		25,037

Operating income	9,201	467		9,668

Other expense/(income), net
Interest income	(29)	—		(29)
Interest expense	66	—		66
Other expense/(income)	(43)	—		(43)
	(6)	—		(6)

Income before income taxes	9,207	467		9,674
Provision for income taxes	2,010	1,967	(c)	3,977
Net income	7,197	(1,500)		5,697
Less: Net income attributable to noncontrolling interest	3,088	(3,088)	(d)	—
Net income attributable to Duff & Phelps Corporation	$4,109	$1,588		$5,697

Pro forma fully exchanged, fully diluted shares outstanding			(e)	37,857

Adjusted Pro Forma Net Income per fully exchanged, fully diluted shares outstanding				$0.15

_______________________

(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.

(b)	Represents elimination of merger and acquisitions costs.

(c)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 40.6% for the full year, as applied to the three months ended September 30, 2010, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. For the three months ended September 30, 2010, the pro forma tax rate of approximately 41.1% reflects a true-up adjustment relating to the six months ended June 30, 2010. Assumes (i) full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company, (ii) the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at prevailing corporate rates and (iii) all deferred tax assets related to foreign operations are fully realizable.

(d)
Represents elimination of the noncontrolling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(e)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding, excluding Ongoing RSAs, and the dilutive effect of Ongoing RSAs. The Company believes that IPO Options would not be considered dilutive when applying the treasury method.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30, 2011
	As Reported	Adjustments		Adjusted Pro Forma
Revenues	$264,960	$—		$264,960
Reimbursable expenses	7,361	—		7,361
Total revenues	272,321	—		272,321
				—
Direct client service costs				—
Compensation and benefits	146,672	241	(a)	146,913
Other direct client service costs	4,959	—		4,959
Acquisition retention expenses	600	(600)	(b)	—
Reimbursable expenses	7,484	—		7,484
	159,715	(359)		159,356
Operating expenses				—
Selling, general and administrative	72,915	(482)	(a)	72,433
Depreciation and amortization	7,934	—		7,934
Restructuring charges	3,995	(3,995)	(c)	—
Merger and acquisition costs	801	(801)	(c)	—
	85,645	(5,278)		80,367
				—
Operating income	26,961	5,637		32,598
				—
Other expense/(income), net				—
Interest income	(69)	—		(69)
Interest expense	178	—		178
Other expense/(income)	3	—		3
	112	—		112
				—
Income before income taxes	26,849	5,637		32,486
Provision for income taxes	8,275	4,914	(d)	13,189
Net income	18,574	723		19,297
Less: Net income attributable to noncontrolling interest	7,005	(7,005)	(e)	—
Net income attributable to Duff & Phelps Corporation	$11,569	$7,728		$19,297

Pro forma fully exchanged, fully diluted shares outstanding			(f)	38,796

Adjusted Pro Forma Net Income per fully exchanged, fully diluted shares outstanding				$0.50

_______________________

(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.

(b)
Represents elimination of acquisition retention expenses which resulted from expense incurred from certain restricted stock awards that were granted in conjunction with the closing of certain acquisitions.

(c)	Represents elimination of restructuring charges or merger and acquisitions costs, respectively.

(d)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 40.6% for the full year, as applied to the nine months ended September 30, 2011, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. Assumes (i) full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company, (ii) the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at prevailing corporate rates and (iii) all deferred tax assets related to foreign operations are fully realizable.

(e)
Represents elimination of the noncontrolling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(f)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding, excluding Ongoing RSAs, and the dilutive effect of Ongoing RSAs. The Company believes that IPO Options would not be considered dilutive when applying the treasury method.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30, 2010
	As Reported	Adjustments		Adjusted Pro Forma
Revenues	$262,333	$—		$262,333
Reimbursable expenses	7,163	—		7,163
Total revenues	269,496	—		269,496

Direct client service costs
Compensation and benefits	147,382	(1,690)	(a)	145,692
Other direct client service costs	5,211	—		5,211
Reimbursable expenses	7,223	—		7,223
	159,816	(1,690)		158,126
Operating expenses
Selling, general and administrative	73,333	(4,318)	(a)	69,015
Depreciation and amortization	7,410	—		7,410
Merger and acquisition costs	397	(397)	(b)	—
Charge from impairment of certain intangible assets	674	—		674
	81,814	(4,715)		77,099

Operating income	27,866	6,405		34,271

Other expense/(income), net
Interest income	(106)	—		(106)
Interest expense	234	—		234
Other expense/(income)	189	—		189
	317	—		317

Income before income taxes	27,549	6,405		33,954
Provision for income taxes	8,166	5,606	(c)	13,772
Net income	19,383	799		20,182
Less: Net income attributable to noncontrolling interest	8,494	(8,494)	(d)	—
Net income attributable to Duff & Phelps Corporation	$10,889	$9,293		$20,182

Pro forma fully exchanged, fully diluted shares outstanding			(e)	38,673

Adjusted Pro Forma Net Income per fully exchanged, fully diluted shares outstanding				$0.52

_______________________

(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options and a charge from the departure of our former president and one of our segment leaders.

(b)	Represents elimination of merger and acquisitions costs.

(c)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 40.6% for the full year, as applied to the nine months ended September 30, 2010, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. Assumes (i) full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company, (ii) the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at prevailing corporate rates and (iii) all deferred tax assets related to foreign operations are fully realizable.

(d)
Represents elimination of the noncontrolling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(e)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding, excluding Ongoing RSAs, and the dilutive effect of Ongoing RSAs. The Company believes that IPO Options would not be considered dilutive when applying the treasury method.

# # # # #